UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant   ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

New Generation Biofuels Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW GENERATION BIOFUELS HOLDINGS, INC.
5850 Waterloo Road - Suite 140
Columbia, MD 21045

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

On behalf of the Board of Directors of New Generation Biofuels Holdings, Inc., it is my pleasure to invite you to our 2010 Annual Meeting of Shareholders. The annual meeting of shareholders will be held on Thursday, July 8, 2010, at 9:00 a.m., Eastern Time, at the 5850 Waterloo Road, Suite 140, Columbia, MD 21045. The annual meeting has been called:

1.	To elect the five nominees named in the attached proxy statement as directors to serve on our Board of Directors for a one-year term ending at next year’s annual meeting;

2.	To ratify the appointment of Reznick Group, P.C. as our independent registered public accounting firm for 2010;

3.	To amend the Company’s Omnibus Incentive Plan to increase the number of shares of common stock available for issuance under the plan from 6,400,000 to 10,000,000;

4.
For purposes of complying with Nasdaq Marketplace Rules 5635(b) and 5635(d) in connection with the potential issuance of securities to a potential strategic partner from China, Regent Trend Investment Ltd., pursuant to a non-binding Memorandum of Understanding, authorize the Company to issue up to 25,000,000 shares of common stock (including preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into common stock) for aggregate consideration of not more than $20,000,000 in cash and at a price not less than 80% of the market price of the Company’s common stock at the time of issuance, but not less than $0.80 per share, with such issuances to occur, if at all, within the three month period commencing on the date of the approval of this proposal by the Company’s shareholders, and upon such terms as the Board of Directors shall deem to be in the best interests of the Company;

5.
For purposes of complying with Nasdaq Marketplace Rule 5635(d) in connection with one or more capital raising transactions, authorize the Company to issue up to 15,000,000 shares of common stock (including preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into common stock) for aggregate consideration of not more than $15,000,000 in cash and at a price not less than 80% of the market price of the Company’s common stock at the time of issuance, with such issuances to occur, if at all, within the three month period commencing on the date of the approval of this proposal by the Company’s shareholders, and upon such terms as the Board of Directors shall deem to be in the best interests of the Company; and

6.	Consideration of any other business properly brought before the meeting, or any adjournment or postponement.

Shareholders of record at the close of business on May 24, 2010 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement.

This proxy statement and the enclosed proxy card are first being mailed to our shareholders on or about June 4, 2010.

By Order of the Board of Directors,

Cary J. Claiborne
President and Chief Executive Officer

Dated: June 4, 2010

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE OR OVER THE INTERNET AS DESCRIBED IN THIS NOTICE AS PROMPTLY AS POSSIBLE.  YOU ALSO MAY SUBMIT YOUR VOTE BY MAIL IF YOU PREFER, ALTHOUGH WE ENCOURAGE YOU TO VOTE BY TELEPHONE OR OVER THE INTERNET TO HELP SAVE THE COMPANY ON PRINTING COSTS AND POSTAGE FEES.

TABLE OF CONTENTS

		Page

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING		1
PROPOSALS REQUIRING YOUR VOTE
Proposal 1:	Election of Directors	7
Proposal 2:	Ratification of the Appointment Independent Registered Public Accounting Firm	9
Proposal 3:	Amendment of the Omnibus Incentive Plan	11
Proposal 4:	Approval of Private Placement with Proposed Strategic Partner in Accordance with Nasdaq Marketplace Rules 5635(b) and 5635(d)	18
Proposal 5:	Authorization of the Company to Issue Common Stock or Securities Convertible into Common Stock in Connection with Capital Raising Transactions, in Accordance with Nasdaq Marketplace Rule 5635(d)	22
CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS		25
Independence of the Board of Directors		25
Meetings of the Board of Directors		25
Committees of the Board of Directors		25
Audit Committee		26
Report of the Audit Committee		26
Compensation Committee		27
Nominating Committee		27
Communications with Board of Directors		28
Code of Business Conduct and Ethics		29
EXECUTIVE OFFICERS		30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		32
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE		34
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS		35
TRANSACTIONS WITH RELATED PARTIES		36
EXECUTIVE COMPENSATION		38
DIRECTOR COMPENSATION		43
HOUSEHOLDING OF PROXY MATERIALS		44
OTHER MATTERS		44

NEW GENERATION BIOFUELS HOLDINGS, INC.
5850 Waterloo Road - Suite 140
Columbia, MD 21045

PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS
To Be Held On July 8, 2010

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving these materials?

You are receiving this proxy statement and the enclosed proxy card because the Board of Directors of New Generation Biofuels Holdings, Inc. (“Company,” “we,” “us,” or “our”) is soliciting your proxy, as the shareholder of record, to vote at the 2010 Annual Meeting of Shareholders. As of May 20, 2010, you are a shareholder of record because you own shares of our common stock, our Series A Cumulative Convertible Preferred Stock (“Series A Preferred Stock”) or our Series B Cumulative Convertible Preferred Stock (“Series B Preferred Stock” and collectively with the Series A Preferred Stock, the “Preferred Stock”).

Who may vote at the annual meeting?

Only shareholders of record at the close of business on May 24, 2010 will be entitled to vote at the annual meeting. As of May 24, 2010, there were a total of 38,271,054 shares of common stock and Preferred Stock outstanding and entitled to vote (on an as converted basis), including 35,889,160 shares of common stock, 18,400 shares of Series A Preferred Stock (which are convertible into 582,089 shares of common stock including accrued but unissued dividend shares) and 45,785 shares of Series B Preferred Stock (which are convertible into 1,799,805 shares of common stock including accrued but unissued dividend shares). As of June 8, 2010, all shares of Series A Preferred Stock automatically converted into common stock and are no longer outstanding.

Shareholder of Record: Shares Registered in Your Name

If, on May 24, 2010, your shares were registered directly in your name with our transfer agent, Olde Monmouth Stock Transfer Co. Inc., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on May 24, 2010, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. In addition, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent, and therefore you are encouraged to have your broker submit a proxy on your behalf.

What am I voting on?

There are five matters scheduled for a vote:

•	Election of the five director nominees named in this proxy statement;

•	Ratification of the appointment of Reznick Group, P.C. as our independent registered public accounting firm for 2010;

•	Amendment of the Company’s Omnibus Incentive Plan to increase the number of shares of common stock available for issuance under the plan from 6,400,000 to 10,000,000;

•
For purposes of complying with Nasdaq Marketplace Rules 5635(b) and 5635(d) in connection with the potential issuance of securities to a potential strategic partner, authorize the Company to issue up to 25,000,000 shares of common stock (including preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into common stock) for aggregate consideration of not more than $20,000,000 in cash and at a price not less than 80% of the market price of the Company’s common stock at the time of issuance, but not less than $0.80 per share, with such issuances to occur, if at all, within the three month period commencing on the date of the approval of this proposal by the Company’s shareholders, and upon such terms as the Board of Directors shall deem to be in the best interests of the Company; and

•
For purposes of complying with Nasdaq Marketplace Rule 5635(d) in connection with one or more capital raising transactions, authorize the Company to issue up to 15,000,000 shares of common stock (including preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into common stock) for aggregate consideration of not more than $15,000,000 in cash and at a price not less than 80% of the market price of the Company’s common stock at the time of issuance, with such issuances to occur, if at all, within the three month period commencing on the date of the approval of this proposal by the Company shareholders, and upon such terms as the Board of Directors shall deem to be in the best interests of the Company.

Will any other matters be voted on?

As of the date of this proxy statement, we do not know of any other matters that will be presented for consideration at the annual meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a shareholder vote, valid proxies will be voted by the holders of the proxies in their own discretion.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•	“FOR” the five director nominees named in this proxy statement;

•	“FOR” the ratification of the appointment of Reznick Group, P.C. as our independent registered public accounting firm for 2010;

•	“FOR” the amendment of the Company’s Omnibus Incentive Plan to increase the number of shares of common stock available for issuance under the plan from 6,400,000 to 10,000,000;

•
“FOR” the proposal to authorize the Company to issue up to 25,000,000 shares of common stock or convertible securities for aggregate consideration of not more than $20,000,000 in cash at a price not less than 80% of the market price at the time of issuance, but not less than $0.80 per share, in accordance with Nasdaq Marketplace Rules and 5635(b) and 5635(d); and

•
“FOR” the proposal to authorize the Company to issue up to 15,000,000 shares of common stock or convertible securities for aggregate consideration of not more than $15,000,000 in cash at a price not less than 80% of the market price at the time of issuance in accordance with Nasdaq Marketplace Rule 5635(d).

Who is paying for this proxy solicitation?

We will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to directors, officers or other employees for such services.

How many shares must be present to hold the annual meeting?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of the outstanding shares of common stock and Preferred Stock (on an as converted basis) are present at the meeting in person or represented by proxy. The holders of 19,135,528 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may a) vote in person at the annual meeting, b) vote by proxy using the enclosed proxy card, c) vote by proxy over the telephone, or d) vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting, and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on July 7, 2010, to be counted.

•
To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on July 7, 2010, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

At the annual meeting, holders of our common and Preferred Stock vote together as a single class, on an as converted basis. As of the record date, votes per share on each matter scheduled for a vote are as follows:

•	Each share of Preferred Stock is entitled to one vote for each share of common stock issuable upon conversion of the Preferred Stock;

•	Each share of common stock is entitled to one vote;

•	Each share of Series A Preferred Stock is entitled to 25 votes, plus additional votes based on accrued but unissued dividends;

•	Each share of Series B Preferred Stock is entitled to 34 votes plus additional votes based on accrued but unissued dividends.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” Proposals 1, 2, 3, 4 and 5.  In addition, if any other matter is properly presented at the meeting, your proxyholder (the individuals named on your proxy card) will vote your shares in his own discretion.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the shareholder of record, you may revoke your proxy in any one of four ways:

(1)	You may submit another properly completed proxy card with a later date;

(2)	You may enter a new vote over the Internet or by telephone by 11:59 p.m., Eastern Time on July 7, 2010;

(3)	You may send a timely written notice that you are revoking your proxy to New Generation Biofuels Holdings, Inc., 5850 Waterloo Road - Suite 140, Columbia, MD 21045, Attention: Cary J. Claiborne; or

(4)	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How do I vote my shares without attending the annual meeting?

A proxy for use at the annual meeting and a return envelope are enclosed. Shares of our common stock and Preferred Stock (on an as converted basis) represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting according to the instructions indicated in the proxy. If no instructions are indicated, the shares will be voted “FOR” approval of each proposal considered at the annual meeting. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. We are not aware of any other matters that are likely to be brought before the annual meeting. If any other matter is properly presented at the annual meeting for action, the persons named in the accompanying proxy will vote on such matter in their own discretion.

How do I vote my shares in person at the annual meeting?

Even if you plan to attend the annual meeting, we encourage you to vote by signing, dating and returning the enclosed proxy card so your vote will be counted if you are unable to, or later decide not to, attend the annual meeting. If you are a shareholder of record, you may vote in person by marking and signing the ballot to be provided at the annual meeting. If you hold your shares in “street name,” you must obtain a proxy in your name from your bank, broker or other shareholder of record in order to vote by ballot at the annual meeting.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes.

What are “broker non-votes”?

Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. Broker-dealers who hold their customers’ shares in “street name” may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker-dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which typically include the ratification of the appointment of our independent registered public accounting firm. Under new rules in effect this year, the election of directors is no longer considered “routine.” Broker-dealers may not vote such shares on other “non-routine” matters without specific instructions from the customers who beneficially own such shares. Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Proposal 2 is considered “routine” and Proposals 1, 3, 4 and 5 are considered  “non-routine” under the Nasdaq Marketplace Rules.

How many votes are needed to approve each proposal?

•
Election of Directors: Directors will be elected by a plurality of votes cast. Plurality means that the individuals who receive the largest number of “For” votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Accordingly, the five nominees receiving the most “For” votes will be elected as directors. Under new rules in effect this year, brokers do not have discretionary authority to vote shares on the election of directors without instructions from the beneficial owner. Abstentions and broker non-votes will not affect the outcome of the election of directors.

•
Ratification of the Appointment of Reznick Group, P.C.: The ratification of Reznick Group, P.C. as our independent registered public accounting firm for 2010 will require the “For” votes cast to exceed the “Against” votes cast. Abstentions are not counted as votes cast and will have no effect on the vote. Similarly, broker non-votes will have no effect on the vote.

•
Amendment of the Omnibus Incentive Plan: The approval of the amendment to the Omnibus Incentive Plan will require the affirmative vote of the holders of a majority of the votes cast on the proposal. Brokers do not have discretionary authority to vote shares on this proposal without instructions from the beneficial owner. Abstentions and broker non-votes will have no effect on the vote.

•
Approval of Private Placement with Proposed Strategic Partner in Accordance with Nasdaq Marketplace Rules 5635(b) and 5635(d): The approval of the authorization will require the affirmative vote of the holders of a majority of the votes cast on the proposal. Abstentions are not counted as votes cast and will have no effect on the vote. Brokers do not have discretionary authority to vote shares on this proposal without instructions from the beneficial owner. Abstentions and broker non-votes will have no effect on the vote.

•
Authorization of the Company to Issue Common Stock or Securities Convertible into Common Stock in Connection with Capital Raising Transactions, in Accordance with Nasdaq Marketplace Rule 5635(d): The approval of the authorization will require the affirmative vote of the holders of a majority of the votes cast on the proposal. Abstentions are not counted as votes cast and will have no effect on the vote. Brokers do not have discretionary authority to vote shares on this proposal without instructions from the beneficial owner. Abstentions and broker non-votes will have no effect on the vote.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Preliminary voting results will be disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission no later than four business days after the annual meeting.

When are shareholder proposals due for next year’s annual meeting?

Shareholder proposals for the 2011 Annual Meeting of Shareholders must be received at our principal executive offices by February 4, 2011 to be considered timely or to be eligible for inclusion in the proxy materials. A shareholder who wishes to present a proposal at the 2011 annual meeting, but who does not request that the Company solicit proxies for the proposal, must submit the proposal to our principal executive offices by April 5, 2011.

How do I obtain an Annual Report on Form 10-K?

A copy of our 2010 annual report on Form 10-K for the year ended December 31, 2009, is enclosed and is also available through our website at www.newgenerationbiofuels.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JULY 8, 2010.

The Proxy Statement and the Annual Report on Form 10-K are available at  www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Our bylaws provide for no less than one and no more than ten directors. Our board of directors currently consists of five members, each with terms expiring at the 2010 annual meeting. There is currently one vacancy on our board due to the resignation of Lee S. Rosen in May 2010. Each director to be elected will hold office until the next Annual Meeting of Shareholders and until his successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently one of our directors and has previously been elected by the shareholders or appointed by our Board of Directors.

Vote Required

Directors are elected by a plurality of the votes. The five nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. If at the time of the 2010 annual meeting any of the nominees named below is unable to serve, the discretionary authority provided in the proxy will be exercised to vote for the substitute nominee or nominees, if any, as shall be designated by the Board of Directors. Each nominee has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES:

Nominees:

Name	Age	Position

John E. Mack	62	Chairman of the Board of Directors

Cary J. Claiborne	49	President, Chief Executive Officer and Director

David H. Goebel, Jr.	50	Chief Operating Officer and Director

Douglas S. Perry	60	Director

J. Robert Sheppard, Jr.	62	Director

The following is a brief biography of each nominee for director:

John E. Mack was appointed Chairman of the Board of Directors in May 2010 and has served as a Director since February 2007. Mr. Mack has over 30 years of international banking, financial business management and mergers and acquisitions experience. From November 2002 through September 2005, Mr. Mack served as Senior Managing Executive Officer and Chief Financial Officer of Shinsei Bank, Limited of Tokyo, Japan. Prior to joining Shinsei Bank and for more than twenty-five years Mr. Mack served in senior management positions at Bank of America and its predecessor companies, including twelve years as Corporate Treasurer. Mr. Mack is also a member of the Board of Directors of Flowers National Bank, Incapital Holdings LLC, Wilson TurboPower, and is Vice-Chairman and a director of Islandsbanki hf.  Mr. Mack holds an MBA from the University of Virginia and received his bachelor’s degree in economics from Davidson College.

Cary J. Claiborne has served as our President, Chief Executive Officer and a Director since March 2009 and served as our Chief Financial Officer until March 2010.  Prior to joining New Generation Biofuels in December 2007, Mr. Claiborne served as the Chief Financial Officer of Osiris Therapeutics, a publicly traded biotech company from 2004 to 2007. From 2001 to 2004, Mr. Claiborne was the Vice President, Financial Planning and Analysis at Constellation Energy. Mr. Claiborne earned an MBA in Finance from Villanova University and a BA in business administration from Rutgers University.

David H. Goebel, Jr. has served as Director since May 2010 and as our Chief Operating Officer since July 2009. Mr. Goebel previously served as our Vice President of Global Sourcing and Supply Chain since September 2007 and previously worked at MeadWestvaco, a packaging solutions and products company, as the acting Vice President of Supply Chain/Director of Customer Service. He was responsible for redesigning the corporate order-to-cash processes, strategizing organizational and process changes in capacity planning, demand forecasting, inventory management/ operations, logistics/distribution, and customer service. Additionally, for nearly 20 years, Mr. Goebel worked at ExxonMobil and its predecessor, Mobil Corporation, in many different leadership capacities including manufacturing, engineering, supply chain, operations, marketing, and sales. Mr. Goebel holds a bachelor of science degree in microbiology from University of Minnesota along with graduate studies at both the University of Texas at Dallas and Northeastern University.

Douglas S. Perry has served as a Director since March 2010.  Mr. Perry is currently, and since 2005 has been, President of Davenport Power LLC, a privately-held developer of geothermal power projects.  Since January 1, 2010, Mr. Perry has been President and Chief Executive Officer of Davenport Newberry Holdings LLC.  From 2003 to 2005, Mr. Perry was a consultant working with start-up companies and projects to develop technology verification and commercialization strategies, improve business operations and obtain funding.  Before that he spent 20 years at Constellation Energy Group, including as President of Constellation Power Development and Vice President and General Counsel for Constellation Holdings, the holding company for various businesses including real estate, financial investments and power plant acquisition, development and operation. Prior to working at Constellation, Mr. Perry held legal positions, including serving as Special Counsel/Attorney with the Securities and Exchange Commission’s Divisions of Corporation Finance and Enforcement.  Mr. Perry holds an engineering degree and an MBA from Duke University and law degrees from Emory University and Georgetown University.

J. Robert Sheppard, Jr. has served as a Director since August 2007. Mr. Sheppard has been the Managing Director of J.R. Sheppard & Company LLC, a consulting firm, since 2002. One of Mr. Sheppard’s current assignments, initiated by the Infrastructure Experts Group, an organization formed under the auspices of the United Nations (UN), is to arrange capital markets financing for up to two developing-country infrastructure projects as part of a Demonstration Project financed by the Swiss Agency for Cooperation and Development.  He is also working currently as a consultant to the United Nations, as an advisor to an agency of the U.S. Government, and as the financial advisor to a U.S. firm that has developed a new technology for treating fly ash.  In his capacity as Managing Director, Mr. Sheppard has also worked as a consultant for The World Bank on projects including advising on structures to mitigate foreign exchange risk for electric power and water projects in developing countries and concerning application of partial risk guarantees in the transport sector and local capital markets financing for infrastructure. He is also an adjunct professor of finance at the University of South Carolina and an instructor in the Global Infrastructure Forum at Stanford University.  Mr. Sheppard holds a JD and an MBA from the University of North Carolina at Chapel Hill. He is a member of the North Carolina Bar and was a member of the Task Force on US Participation in Multilateral Development Banks, as well as the Financing Project Advisory Committee for the North Carolina Alternative Energy Corporation.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Reznick Group, P.C. (“Reznick Group”) as our independent registered public accounting firm for 2010, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the annual meeting. Reznick Group has been our principal independent registered public accounting firm since October 16, 2009.  Prior to October 16, 2009, Imowitz Koenig & Co., LLP (“Imowitz”) was our principal independent registered public accounting firm. Representatives of Reznick Group are expected to be present by telephone or in person at the 2010 annual meeting. The representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholder ratification of the selection of Reznick Group as our independent registered public accounting firm is not required by law, our bylaws or other governing documents. However, the Audit Committee is submitting the appointment of Reznick Group to the shareholders for ratification as a best corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Reznick Group. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our shareholders.

As previously reported in a Current Report on Form 8-K filed with the SEC, on October 16, 2009, Imowitz resigned as our independent registered public accounting firm, and the Audit Committee approved the engagement of  Reznick Group as our new independent registered public accounting firm, effective immediately. Imowitz resigned as our certifying accountant because the firm decided to exit the business of providing audit services to publicly traded companies.  Imowitz’s reports on our consolidated financial statements for the years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Imowitz’s report for the year ended December 31, 2008 included a paragraph regarding uncertainty about our ability to continue as a going concern. In connection with its audits for the years ended December 31, 2008 and December 31, 2007 and for subsequent interim periods through October 16, 2009, there were (1) no disagreements between us and Imowitz on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Imowitz’s satisfaction, would have caused Imowitz to make reference to the subject matter of such disagreements in connection with the issuance of its reports on our financial statements and (2) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

Vote Required

The ratification of Reznick Group as our independent registered public accounting firm for 2010 will require the “For” votes cast to exceed the “Against” votes cast at the annual meeting.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF REZNICK GROUP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

During the years ended December 31, 2009 and 2008, we were billed or expect to be billed by Reznick Group, P.C., our independent registered public accounting firm, and Imowitz Koenig & Co., our former independent registered public accounting firm, the following fees:

	2009	2008
Audit Fees (1)	$235,775	$235,000
Audit-Related Fees (2)	95,092	96,996
Tax Fees (3)	24,194	10,685
All Other Fees (4)	13,525	-
Total	$368,586	$342,681

(1)
Audit fees principally include those for services related to the annual audit of the consolidated financials statements, SEC registration statements and other filings and consultation on accounting matters.

(2)
Audit-related fees principally include assurance and related services that were reasonably related to the performance of our independent registered public accounting firm’s assurance and review of the financial statements and not reported under the caption “Audit Fees.”

(3)	Tax fees principally include services for federal, state and international tax compliance, tax planning and tax consultation, but excluding tax services rendered in connection with the audit.

(4)	Our independent registered public accounting firm did not perform any services for us other than those described above.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee has not adopted procedures for the pre-approval of all audit and non-audit services rendered by our independent registered public accounting firm, Reznick Group. Our Audit Committee Charter provides that the Audit Committee may adopt pre-approval policies and procedures to avoid the need of the Audit Committee approval of services on an engagement-by-engagement basis. The policies and procedures must be detailed as to the particular service and may not involve a delegation of pre-approval responsibility to management.

All of the services set forth under the table “Independent Registered Accounting Firm Fees and Services” above were approved by the Audit Committee.

In connection with the audits of our financial statements for the years ended December 31, 2009 and 2008, there were no disagreements with either Reznick Group or Imowitz, respectively, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that would have caused either firm to report the disagreement if it had not been resolved to their satisfaction.

PROPOSAL 3

AMENDMENT TO THE OMNIBUS INCENTIVE PLAN

Description of Proposed Amendment

On February 24, 2010, our Board of Directors approved, subject to shareholder approval, an amendment to the Omnibus Incentive Plan (the “Plan”) to increase the number of shares reserved for issuance under the Plan from 6,400,000 to 10,000,000 shares.  Other than this increase in the number of shares reserved for issuance and the increase approved by the shareholders in May 2009, all other provisions of the Plan will remain the same as adopted in October 2007 by our Board of Directors and in November 2007 by our shareholders.

The Board of Directors believes that the proposed increase in the number of shares reserved for issuance under the Plan is in the best interests of the Company and its shareholders, consistent with our compensation strategy and essential to our continued success. As a small cap, emerging growth public company, we rely significantly on equity incentives to attract, motivate and retain executive officers and engineering, marketing, sales and other personnel. The Board may use the proposed increase to grant equity incentives to Cary J. Claiborne, our Chief Executive Officer, as well as other employees. Equity awards are a particularly important component of our compensation mix because they align the interests of our employees with those of our shareholders and allow us to conserve cash for other uses.

As of May 18, 2010, there were 372,610 shares available for issuance under the Plan, which substantially limits our ability to issue equity to existing employees or potential new hires or to implement any further employee compensation shifts to equity to conserve cash.  Including the proposed increase in the shares available under the Plan, total employee stock awards as of May 18, 2010 totaled 18.7% (10.6% on a fully diluted basis) of our outstanding common stock either issued or reserved, as compared to 36% of our outstanding common stock (29% on a fully diluted basis) in November 2007.

A portion of the compensatory grants made in 2009 and 2010 by our Compensation Committee are subject to shareholder approval of this Proposal 3, including the following:

•	Options to purchase 100,000 shares at an exercise price of $0.73 per share to Dane R. Saglio, our Chief Financial Officer, pursuant to his employment agreement entered into in March 2010;

•
Options to purchase 208,707 shares at an exercise price of $1.05 per share to Mr. Rosen pursuant to his employment and compensation agreement entered into in July 2009 and accelerated pursuant to his separation agreement in May 2010; and

•	357,605 shares of restricted stock to Mr. Rosen pursuant to his employment and compensation agreement entered into in July 2009 and accelerated pursuant to his separation agreement in May 2010.

Approval of Proposal 3 also will constitute shareholder approval of these recent stock and option grants. If Proposal 3 is approved, after giving effect to these grants, 3,306,298 shares will be available for issuance under the Plan.

Vote Required

The amendment to the Omnibus Incentive Plan will require the affirmative vote of the holders of a majority of the votes cast on the proposal.

Our Recommendation

 THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO AMEND THE OMNIBUS INCENTIVE PLAN.

Description of the Omnibus Incentive Plan

A description of the provisions of the Omnibus Incentive Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the Omnibus Incentive Plan.

Administration. The Omnibus Incentive Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the Compensation Committee serve at the pleasure of the Board of Directors.

Common Stock Reserved for Issuance under the Plan. The common stock issued or to be issued under the Omnibus Incentive Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Omnibus Incentive Plan.

Eligibility. Awards may be made under the Omnibus Incentive Plan to our employees or consultants or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, and to any other individual whose participation in the plan is determined by the Board of Directors to be in our best interests.

Amendment or Termination of the Plan. The Board of Directors may terminate or amend the plan at any time and for any reason. The Omnibus Incentive Plan shall terminate in any event ten years after its effective date. Amendments will be submitted for shareholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations.

Awards.   The Compensation Committee may award:

•	restricted stock, which are shares of common stock subject to restrictions;

•	options to purchase shares of common stock;

•	stock units, which are common stock units subject to restrictions;

•	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock;

•
stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee;

•
performance and annual incentive awards, ultimately payable in common stock or cash, as determined by the Compensation Committee.  The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include the chief executive officer and the three highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the covered employees);

•	cash; and

•
other stock-based awards, which are any rights not previously described in the plan and is an award denominated or payable in, value in whole or in part by reference to, otherwise based on or related to shares.

           Options. The Omnibus Incentive Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The fair market value is generally determined as the closing price of the common stock on the grant date or other determination date. In the case of 10% shareholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that we grant in substitution for options held by employees of companies that we acquire. In such a case the exercise price is adjusted to preserve the economic value of the employees stock option from his or her former employer.

The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee.

In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of common stock, or by means of a broker-assisted cashless exercise.

Stock options granted under the Omnibus Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Effect of Certain Corporate Transactions.   Certain change of control transactions involving us, such as a sale of the Company, may cause awards granted under the Omnibus Incentive Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Omnibus Incentive Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as us to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The Omnibus Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i)  the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)  the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)  the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders of the corporation before payment is made in a separate vote; and

(iv)  the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Under the Omnibus Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total shareholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:

•	net earnings or net income;

•	operating earnings;

•	pretax earnings;

•	earnings per share;

•	share price, including growth measures and total shareholder return;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and/or amortization;

•	sales or revenue growth, whether in general, by type of product or service, or by type of customer;

•	gross or operating margins;

•	return measures, including return on assets, capital, investment, equity, sales or revenue;

•	cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

•	productivity ratios;

•	expense targets;

•	market share;

•	financial ratios as provided in credit agreements of the Company and its subsidiaries;

•	working capital targets;

•	completion of acquisitions of business or companies;

•	completion of divestitures and asset sales;

•	achievement of specific project and business development milestones;

•	achievement of capital raising targets;

•	achievement of specific legislative or regulatory objectives regarding tax incentives or other government policies; and

•	any combination of any of the foregoing business criteria.

Business criteria may be measured on a GAAP or non-GAAP basis.

Under the Internal Revenue Code, a director is an outside director of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.

The maximum number of shares of common stock subject to options that can be awarded under the Omnibus Incentive Plan to any person is one million (1,000,000) per year. The maximum number of shares of common stock that can be awarded under the Omnibus Incentive Plan to any person, other than pursuant to an option, is one million (1,000,000) per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $500,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $500,000.

Federal Income Tax Consequences

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for us. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the holding period requirement). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or us. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family members tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantees estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantees divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made incident to divorce if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units. There are no immediate tax consequences of receiving an award of stock units under the Omnibus Incentive Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights that is settled in common stock under the Omnibus Incentive Plan. Upon exercising a stock appreciation right that is settled in common stock, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. We do not currently intend to grant cash-settled stock appreciation rights. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock . Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280(G).  To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and our deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A. We intend for awards granted under the plan to comply with Section 409A of the Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

New Plan Benefits Table

As described above, a significant portion of the compensatory grants recently made by our Compensation Committee are subject to shareholder approval (“Excess Shares”).  The following table, required by SEC rules, shows the dollar value and the number of Excess Shares, which are the only awards that are contingent on shareholder approval of Proposal 3.

Name and Principal Position	Dollar Value ($) (1)	Number of Units (#)

David A. Gillespie Former President and Chief Executive Officer	–	–

Lee S. Rosen (2) Chairman of the Board	551,737	566,312

Cary J. Claiborne President and Chief Executive Officer	–	–

Dane R. Saglio (3) Chief Financial Officer and Secretary	57,960	100,000

David H. Goebel, Jr. Chief Operating Officer	–	–

Executive Group	609,697	666,312

Non-Executive Director Group	–	–

Non-Executive Officer Employee Group	–	–

(1)	Amounts in this column represent the grant date fair value of the restricted stock and stock option awards in 2009 and 2010, as computed in accordance with FASB ASC Topic 718.

(2)	Pursuant to Mr. Rosen’s separation agreement, 357,605 shares of restricted stock and 208,707 options are subject to shareholder approval.

(3)
On March 29, 2010, in connection with his employment agreement, Mr. Saglio was granted 400,000 stock options with an exercise price of $0.73, with 100,000 options to vest immediately, 120,000 time-based options that vest equally on each of March 29, 2011, March 29, 2012 and March 29, 2013, and 180,000 performance-based options that vest equally over three years if certain performance targets are met for the fiscal years ending December 31, 2010, 2011 and 2012.  Of these 400,000 options comprising the award, 100,000 options are subject to shareholder approval.

PROPOSAL 4

APPROVAL OF PRIVATE PLACEMENT WITH PROPOSED STRATEGIC PARTNER
IN ACCORDANCE WITH NASDAQ MARKETPLACE RULES 5635(b) AND 5635(d)

In compliance with Nasdaq Marketplace Rules 5635(b) and 5635(d), we are seeking shareholder approval for the potential issuance of securities to a potential strategic partner from China, Regent Trend Investment Ltd. (soon to be re-named Milestone Biofuels Limited) or its affiliates, referred to collectively as our  “Proposed Strategic Partner”, which entered into a non-binding Memorandum of Understanding, or MOU, with us on March 12, 2010.  If the transaction with Milestone is completed following shareholder approval, we do not intend to complete the transactions contemplated by Proposal 5.

The indicative terms of the MOU call for our Proposed Strategic Partner to invest $20 million in our company and for us to issue the following (as described more fully below):

•	25 million shares of our common stock at a price of $0.80 per share; or

•
12,500,000 shares of our common stock at a price of $0.80 per share, 100,000 shares of convertible preferred stock with a conversion price of $1.50 per share and a 15% annual dividend and warrants exercisable for 2 million shares of common stock with an exercise price of $1.50 per share.

Shareholder approval of this proposal would constitute approval of these securities issuances.  In addition, even though the terms of the MOU are fully negotiated, the MOU is not binding and the terms are subject to change following negotiations among the parties. To avoid having to seek additional shareholder approval in the event any terms do change, we are seeking shareholder approval for the flexibility to issue securities to our Proposed Strategic Partner that may differ from those of the MOU, subject to the following limitations prescribed by Nasdaq rules:

•	Maximum number of shares: up to 25,000,000 shares of our common stock (including pursuant to warrants or other securities exercisable for or convertible into common stock);

•	Maximum dollar amount: total aggregate consideration of not more than $20,000,000 in cash;

•	Maximum discount to market: at a price or prices not less than 80% of the market price of our common stock at the time of issuance, but in no case less than $0.80 per share;

•	Time period: per Nasdaq rules such issuances must occur, if at all, within the three month period commencing on the date of approval of this proposal by the shareholders; and

•	Upon such other terms as the Board of Directors shall deem to be in our best interests.

Vote Required

This proposed authorization will require the affirmative vote of the holders of a majority of the votes cast on the proposal.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4, FOR PURPOSES OF COMPLYING WITH NASDAQ MARKETPLACE RULES 5635(b) AND 5635(d).

Description of Proposal

Proposed Transaction

Overview.  On March 12, 2010, we executed a non-binding MOU with our Proposed Strategic Partner, under which our partner would invest $20 million in our equity securities and we would collaborate with them to form a joint venture to develop and operate biofuel production plants in the continental United States with a total aggregate capacity of 250 million gallons per year. Our partner would fund all of the capital requirements for the joint venture, and we would provide the technology and operate the plants.  We would earn a minimum royalty on all sales from the joint venture and would share in a percentage of profits above the minimum royalty.

Securities Offered.  The indicative terms and conditions of the proposed $20 million private placement are set forth in a financial term sheet included as part of the executed MOU.  A summary is provided here.  For the first $10 million investment, we would issue to our Proposed Strategic Partner 12,500,000 shares of our common stock at a price of $0.80 per share and no warrants.  For the second $10 million investment, we would issue, at the option of our Proposed Strategic Partner, either 12,500,000 shares of our common stock at a price of $0.80 per share, or 100,000 shares of convertible preferred stock and warrants exercisable for 2 million shares of our common stock.  The proposed terms of the preferred stock and warrants are summarized below:

Convertible Preferred Stock

Share Price/Stated Value:	$100.00 per share plus accrued dividends

Conversion Price:	$1.50 per share

Dividends:
Payable semi-annually at annual rate of 15% in cash, shares of preferred stock or common stock, at the Company’s election. Dividends will accrue and be added to the Stated Value to the extent that dividends are not declared or cannot be paid.

Ranking:
Junior to the Series A preferred stock (which will automatically convert into common stock in May and June 2010) and pari passu to the Series B preferred stock (which will automatically convert into common stock in March 2011), and senior to the common stock with respect to dividends, liquidation, dissolution or winding up.

Automatic Conversion:	3 years

Optional Conversion:	At any time at option of the preferred shareholder

Voting:
Entitled to vote on all matters submitted to the shareholders for a vote, together with the holders of Series A Preferred Stock and Series B Preferred Stock on an as-converted basis and the Common Stock voting together as a single class.

Redemption:	Non-redeemable

Warrants

Exercise Price:	$1.50 per share

Exercise Period:	Exercisable from six (6) months after date of issuance until five (5) years after date of issuance

Ownership Restrictions.  The MOU provides that as a result of the private placement, no single investor or affiliated group of investors may own, or have the right to acquire, 20% or more of our outstanding shares of common stock or voting power and be the largest shareholder, other than our largest shareholder prior to the private placement.

Board Membership.  Our Proposed Strategic Partner will have the option to nominate up to three directors to serve until our next annual meeting of shareholders, of which at least two must be independent under Nasdaq rules.  The number of director slots allocated to any single investor or investor group is subject to negotiation.  Investors will enter into a separate shareholder agreement with us that obligates the Investor to vote as recommended by our Board of Directors on all matters to come before the shareholders for the two years following the closing.

The foregoing description of the potential private placement is included for informational purposes only to shareholders in connection with this proxy solicitation and do not constitute an offer to sell or a solicitation of an offer to buy any of our securities. We cannot guarantee that any transaction will be completed on the proposed terms or at all, and no such transaction will go forward unless our board of directors approves the final terms and conditions.

Reasons for Proposed Transaction

Current Capital Needs.  As disclosed in our SEC filings, based on our current projections, we believe our current cash resources may be sufficient to fund our operations through mid-June 2010, although we may need additional capital sooner if we experience unforeseen costs or expenses, unanticipated liabilities or delays in implementing our business plan. Given the existing credit environment, our board of directors believes that issuing equity or equity-linked securities remains the most likely approach to capital raising for us.  This transaction could result in a substantial capital raise and address our cash needs for some time.

Ability to Construct Additional Plants.  This transaction also would provide the potential to finance additional plants to manufacture our biofuel.  Such financing could enable us to significantly expand our production capacity over the next few years and enable us to pursue more and larger customers for our biofuel.

Strategic Partner Relationship.  We also believe that having a significant strategic partner could enhance growth prospects for our business.  The renewable fuels industry is intensely competitive and support from a strategic partner providing financing for our business could make a significant difference in achieving our strategic objectives.

Possible Negative Effects of the Proposed Transaction

Dilution.  Any transaction requiring approval by shareholders under these Nasdaq Marketplace Rules would likely result in a significant increase in the number of shares of our common stock outstanding, and current shareholders will own a smaller percentage of our outstanding common stock.

Possible Control by the Proposed Strategic Partner.  If we issue a large number of shares to our Proposed Strategic Partner, it would be our largest shareholder, possibly with representatives on our board of directors.  As a result, even though the Proposed Strategic Partner would not hold a majority of our shares and would not have a designated majority of our directors, the Proposed Strategic Partner could be in a position to exert substantial influence over matters considered by our board of directors and any matter requiring shareholder approval, including the election of directors.

Possible Anti-takeover Effects.  The increase in the number of shares of common stock in connection with this transaction also may have an incidental anti-takeover effect. The increased number of shares could dilute the stock ownership of parties that may seek to obtain control of us and discourage, or render more difficult, certain mergers, tender offers, proxy contests or other change of control transactions.  As described in more detail under “Florida Anti-Takeover and Related Statutes” elsewhere in this proxy statement, certain anti-takeover provisions of Florida law also could impact our ability to engage in certain transactions.  If the proposed transaction is completed, our Proposed Strategic Partner likely would be considered an “interested shareholder” because they would beneficially own more than 10% of our outstanding voting shares.  Under Florida’s “affiliated transactions” statute, an “affiliated transaction” with our Proposed Strategic Partner must be approved by the affirmative vote of the holders of two-thirds of our outstanding voting shares, other than the shares beneficially owned by our Proposed Strategic Partner.  Under Florida’s “control share acquisition” statute, without prior board approval, a potential acquiror that acquires shares in excess of certain thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by a majority of the votes of each class entitled to vote separately, excluding shares held or controlled by the potential acquiror.  If the proposed transaction is completed, the Proposed Strategic Partner may be able to exert its influence through its board seats and voting power to block potential control share acquisitions using this statute.

Applicable Nasdaq Rules

Change in Control.  Nasdaq Marketplace Rule 5635(b) requires that a listed company obtain shareholder approval prior to an issuance or potential issuance which will result in a “change in control” of an issuer.  Nasdaq has not adopted any rule on what constitutes a “change in control” for purposes of Marketplace Rule 5635(b).  However, Nasdaq has previously indicated that a transaction where an investor or group of investors acquires, or obtains the right to acquire, 20% of more of common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer on a post-transaction basis may be characterized as a “change in control” for purposes of Nasdaq Marketplace Rule 5635(b).

Issuance Over 20%.  Nasdaq Marketplace Rule 5635(d) requires shareholder approval prior to the sale or issuance or potential issuance of shares, in a transaction other than a public offering, equal to 20% or more of the company’s outstanding common stock or 20% or more of the voting power of the company outstanding before the issuance, if the sale price of the common stock is less than the greater of the book or market value of the common stock. Shares of a company’s common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such a capital raising transaction are considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for six months and have an exercise price that exceeds the market value.

PROPOSAL 5

AUTHORIZATION OF THE COMPANY, TO ISSUE COMMON STOCK OR SECURITIES CONVERTIBLE
INTO COMMON STOCK IN CONNECTION WITH CAPITAL RAISING TRANSACTIONS IN ACCORDANCE
WITH NASDAQ MARKETPLACE RULE 5635(d)

We are seeking shareholder approval to issue shares of common stock or securities convertible into common stock in one or more capital raising transactions in order to comply with the Nasdaq Marketplace Rules and to provide the Board of Directors with the flexibility to enter into and close such capital raising transactions on a timely basis. We expect that the transactions contemplated by this Proposal 5 will need to be completed prior to the transaction with Milestone in Proposal 4 to furnish working capital to fund operating costs.

Specifically, we are seeking shareholder approval, for the purpose of compliance with Nasdaq Marketplace Rule 5635(d), for the potential issuance of shares subject to the following limitations approved by our Board of Directors:

•
potential issuance not to exceed 15,000,000 shares of our common stock (including pursuant to preferred stock, options, warrants, convertible debt or other securities exercisable for or convertible into common stock);

•	total aggregate consideration of not more than $15,000,000 in cash;

•	at a price or prices not less than 80% of the market price of our common stock at the time of issuance;

•	per the Nasdaq rule, such issuances must occur, if at all, within the three month period commencing on the date of the approval by the shareholders; and

•	upon such other terms as the Board of Directors shall deem to be in our best interests.

Vote Required

This proposed authorization will require the affirmative vote of the holders of a majority of the votes cast on the proposal.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 5, FOR PURPOSES OF COMPLYING WITH NASDAQ MARKETPLACE RULE 5635(d).

Description of Proposal

After closing private placements of  common stock and warrants at a discount (as defined under Nasdaq rules) to market value in December 2009 and February 2010, we have issued slightly less than 20% of our outstanding common stock on a pre-transaction basis, which is the maximum number of shares that we may issue at a discount under Nasdaq rules without shareholder approval.  We are seeking shareholder approval of this Proposal 5 to give us flexibility in structuring the terms of future financings without creating risks that these financings would not be in compliance with the Nasdaq shareholder approval rule or potentially subjecting these financings to future shareholder approvals.

As disclosed in our SEC filings, we intend to seek additional capital to implement our business strategy. Based on our current projections, we believe our current cash resources may be sufficient to fund our operations through mid-June 2010, although we may need additional capital sooner if we experience unforeseen costs or expenses, unanticipated liabilities or delays in implementing our business plan. Given the existing credit environment, the Board of Directors believes that issuing equity or equity-linked securities remains the most likely approach to capital raising for us. An inability to raise equity capital could materially and adversely affect our business, financial results, or prospects, including the possibility of discontinuing our business.

Nasdaq Marketplace Rule 5635(d) requires shareholder approval prior to the sale or issuance or potential issuance of shares, in a transaction other than a public offering, equal to 20% or more of the company’s outstanding common stock or 20% or more of the voting power of the company outstanding before the issuance, if the sale price of the common stock is less than the greater of the book or market value of the common stock. Shares of a company’s common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such a capital raising transaction are considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for six months and have an exercise price that exceeds the market value. Since we may seek additional capital in the short term, we are seeking shareholder approval at this stage to provide additional flexibility in raising financing if an appropriate opportunity arises.

Since we have already issued shares equal to almost 20% of our outstanding common stock, we are seeking shareholder approval for the potential issuance and sale of shares of common stock in one or more capital raising transactions so that the Board of Directors will have flexibility to enter into and close such capital raising transactions on a timely and current basis. If we arranged for an equity issuance but then had to hold a shareholders meeting to approve the transaction, we could delay and possibly jeopardize the closing of such a transaction. The shareholder approval being sought does not apply to issuances with respect to prior transactions as to which there are outstanding rights to receive additional shares.

Generally, under published Nasdaq interpretative guidance, general authorizations by the shareholders for purposes of Nasdaq Marketplace Rule 5635(d) will be effective only if limited to transactions which are completed within three months of the approval. The three month requirement only applies to the initial issuance of the shares of common stock or other securities exercisable for or convertible into common stock and not the subsequent exercise or conversion of any such securities. Nasdaq interpretative guidance also requires us to include a maximum potential discount in shareholder proposals such as this one. The actual discount, if any, subject to the maximum discount, will be determined by the Board of Directors and will depend upon market conditions at the time of the financing or financings. Therefore, we are seeking approval for up to a 20% discount from “market value” (as defined by the Nasdaq Marketplace Rules) of our common stock.

As of the date of this proxy statement, other than as described in Proposal 4, we do not have any specific plans, arrangements or contracts with any third party, which alone or when aggregated with subsequent transactions, would contemplate or require us to issue shares of our common stock or other securities exercisable for or convertible into common stock in excess of 20% of our outstanding common stock or voting power and at a price that would be less than the book or market value of our common stock as of such date. If any material plans, arrangements or contracts regarding securities issuances subject to this proposal arise after the date of this proxy statement and prior to the actual vote on this proposal, we will notify our shareholders and distribute revised proxy solicitation materials. These materials will include a new proxy card, if necessary.

We are asking shareholders only to approve the sale, issuance or potential issuance of common stock or other securities exercisable for or convertible into common stock for purposes of compliance with Nasdaq Marketplace Rule 5635(d). If securities exercisable for or convertible into common stock are issued and such securities, at the time of issuance, constitute 20% or more of our securities or 20% or more of our voting power outstanding prior to such issuance, then shareholder approval of this proposal also will constitute approval of the issuance of shares of common stock upon conversion or exercise of such securities, and no additional approval will be solicited. Under Nasdaq rules, we also are not permitted (without risk of de-listing) to undertake a transaction that could result in a change in control of us as defined by Nasdaq Marketplace Rule 5635(b) without obtaining separate shareholder approval of that transaction.

The foregoing description of various forms of financings and the reasons for the financing are included for informational purposes to shareholders in connection with this proxy solicitation and do not constitute an offer to sell or a solicitation of an offer to buy any of our securities. We cannot guarantee that any financing will be completed (or, if so, what the terms or timing may be) and, accordingly, cannot be certain that we will receive any amount of proceeds from the financings. No financing will go forward unless the Board of Directors approves the proposed terms and conditions at the time. The types of securities to be sold and price at which they would be sold would be subject to market conditions and negotiations with investors.

Possible Negative Effects of the Proposed Transaction

Dilution.  Any transaction requiring approval by shareholders under these Nasdaq Marketplace Rules would likely result in a significant increase in the number of shares of our common stock outstanding, and current shareholders will own a smaller percentage of our outstanding common stock. Moreover, we might, as part of any sale of securities, be required to provide the purchaser with securities that are registered or whose resale will be registered. The issuance of these securities could cause a significant reduction in the percentage interests of current shareholders in the voting power, liquidation value, and book and market value of us, and in our future earnings. The sale or resale of these securities could cause the market price of the common stock to decline.

Possible Anti-takeover Effects. The increase in the number of shares of common stock in connection with this transaction also may have an incidental anti-takeover effect. The increased number of shares could dilute the stock ownership of parties that may seek to obtain control of us and discourage, or render more difficult, certain mergers, tender offers, proxy contests or other change of control transactions.  As described in more detail under “Florida Anti-Takeover and Related Statutes” elsewhere in this proxy statement, certain anti-takeover provisions of Florida law also could impact our ability to engage in certain transactions.  If the proposed transaction is completed, our Proposed Strategic Partner likely would be considered an “interested shareholder” because they would beneficially own more than 10% of our outstanding voting shares.  Under Florida’s “affiliated transactions” statute, an “affiliated transaction” with our Proposed Strategic Partner must be approved by the affirmative vote of the holders of two-thirds of our outstanding voting shares, other than the shares beneficially owned by our Proposed Strategic Partner.  Under Florida’s “control share acquisition” statute, without prior board approval, a potential acquiror that acquires shares in excess of certain thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by a majority of the votes of each class entitled to vote separately, excluding shares held or controlled by the potential acquiror.  If the proposed transaction is completed, the Proposed Strategic Partner may be able to exert its influence through its board seats and voting power to block potential control share acquisitions using this statute.

CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”). Nasdaq listing standards require a majority of our Board of Directors to be “independent.” For a director to be “independent” under these standards, the Board must affirmatively determine that the director has no material relationship with us, either directly or as a partner, shareholder, or officer of an organization that has a relationship with us. In addition, the Nasdaq rules specify certain relationships between a director, or an immediate family member of a director, and the company which would preclude the Board from determining a director to be independent.   Applying the Nasdaq corporate governance standards, and all other applicable laws, rules and regulations, the Board of Directors has determined that all of our directors presently in office are independent, except for Cary J. Claiborne, our President and Chief Executive Officer, and David H. Goebel, Jr, our Chief Operating Officer.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met 19 times during 2009, in person or by phone. All of the directors attended at least 75% or more of the aggregate of the meetings of the Board and of the committees on which each director served. In accordance with our policy on director attendance at annual meetings, all of our directors attended the 2009 Annual Meeting of Shareholders.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The following table provides membership and meeting information for 2009 for each of the Board committees:

Name	Audit	Compensation	Nominating
Steven F. Gilliland	X	X	X
John E. Mack	X *	X	X
Phillip E. Pearce	X	X *	X
J. Robert Sheppard, Jr.	X	X	X *
Total meetings in 2009	8	11	2
* Committee Chairman

In October 2009, a vacancy occurred on our Board of Directors due to the death of Phillip E. Pearce, a director since November 2006. He was also chairman of the Compensation Committee and a member of the Audit and Nominating Committees. We appreciate Mr. Pearce’s service on the board and his contributions to the Company, and will miss his participation. The Board of Directors appointed J. Robert Sheppard, Jr. to succeed Mr. Pearce as chairman of the Compensation Committee.  On May 7, 2010, the Board appointed David H. Goebel, Jr. as a director to fill the vacancy resulting from Mr. Pearce’s death.

On February 25, 2010, Steven F. Gilliland resigned from the Board and all committees of the Board.  We appreciate Mr. Gilliland’s Board service and his contributions as an independent director during his tenure.  On March 2, 2010, the Board appointed Douglas S. Perry as a director to fill the vacancy resulting from Mr. Gilliland’s resignation.

On May 7, 2010, Lee S. Rosen resigned as Chairman of the Board, a position Mr. Rosen has held since February 2006.  We appreciate Mr. Rosen’s service as Chairman of our Board of Directors and his contributions to the Company during his tenure, and note that he remains one of our large shareholders with a strong interest in our business plan being successful.  The Board subsequently appointed John E. Mack as non-executive Chairman of the Board.

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the company.

Audit Committee

The Board of Directors established an Audit Committee to oversee our accounting and financial reporting processes and audits of its financial statements. The Audit Committee consists of three members, Messrs. Mack, Perry and Sheppard. The Board has determined that Mr. Mack is the “audit committee financial expert” and serves as the Chairman of the Audit Committee. The Audit Committee met eight times during 2009. The Audit Committee adopted a written charter which is available to shareholders on our website at www.newgenerationbiofuels.com.

As set forth in the Audit Committee Charter, among other responsibilities, the Audit Committee performs several oversight functions, including:

•	resolves any disagreements between management and the outside independent registered public accounting firm regarding financial reporting;

•
serves as an independent and objective body to monitor and assess our compliance with legal and regulatory requirements, our financial reporting processes and related internal control systems and the performance, generally, of our internal audit function;

•
oversees the audit and other services of our independent registered public accounting firm and is directly responsible for the appointment, independence, qualifications, compensation and oversight of the outside independent registered public accounting firm, who reports directly to the Audit Committee;

•
periodically meets with management and the independent accountants about significant risks or exposures, including financial statement risks, our processes for identifying, assessing and disclosing such risks, the steps management has taken to minimize such risks and the disclosures made regarding such risks;

•	provides an open avenue of communication among the outside independent registered public accounting firm, accountants, financial and senior management and our Board; and

•
considers and approves transactions between the Company and our directors, executive officers, nominees for directors or 5% or greater beneficial owners, any of their immediate family members or certain entities affiliated with them.

Report of the Audit Committee Of The Board of Directors (1)

The following is the report of the Audit Committee with respect to our audited financial statements for the year ended December 31, 2009:

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2009 with the management of New Generation Biofuels Holdings, Inc. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards , Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in New Generation Biofuels Holdings, Inc.’s Annual Report in Form 10-K for the year ended December 31, 2009 for filing with the SEC.

John E. Mack, Chairman
Douglas S. Perry
J. Robert Sheppard, Jr.

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee consists of three members, Messrs. Sheppard, Perry and Mack. Mr. Sheppard is Chairman of the Compensation Committee. The Compensation Committee met eleven times during 2009. The Compensation Committee adopted a written charter which is available to our shareholders on our website at www.newgenerationbiofuels.com.

Compensation Committee Processes and Procedures

Pursuant to its charter, the Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation of our directors and executive officers and administering our incentive compensation and equity-based plans. The Compensation Committee’s assigned duties include:

•
annually reviewing and approving corporate goals and objectives for the Chief Executive Officer (“CEO”), evaluating the CEO’s performance in light of those goals and objectives and reviewing and approving (subject to the ratification of the full Board of Directors) the CEO’s compensation each year;

•	annually reviewing and approving compensation for our executive officers, including our executive chairman;

•	retaining and terminating any compensation consultant;

•	periodically reviewing and making recommendations to the Board regarding compensation to be paid to our non-employee directors; and

•
administering our incentive compensation plans including approving options and restricted stock awards, determining the rules and regulations of the plans, and imposing limitations, restrictions or conditions on any grant or award.

The Compensation Committee believes executive compensation should reflect our status as an emerging growth company. The Compensation Committee considers the recommendations of the CEO when setting each component of executive compensation but retains ultimate decision making authority. The Compensation Committee is solely responsible for CEO compensation. The Compensation Committee does not currently engage the services of a compensation consultant. Additional information regarding annual performance targets and our Management Equity Compensation Plan is set forth under the caption “Executive Compensation.”

Nominating Committee

The Nominating Committee consists of three members, Messrs. Sheppard, Perry and Mack. Mr. Sheppard is Chairman of the Nominating Committee. The Nominating Committee met twice during 2009. The Nominating Committee adopted a written charter which is available to our shareholders on our website at www.newgenerationbiofuels.com.

           Under the Nominating Committee Charter, the primary functions of the Nominating Committee are to:

•	identify individuals qualified to become directors and recommend to our Board candidates for election or re-election to the Board;

•	consider and make recommendations to our Board concerning the size and composition of our Board, committee structure and makeup, retirement policies and procedures affecting Board members;

•	make recommendations to the Board regarding management succession planning; and

•	take a leadership role with respect to the development, implementation and review of our principles of corporate governance and practices.

The Nominating Committee considers candidates suggested by its members, other directors, senior management and shareholders in anticipation of upcoming elections and actual or expected board vacancies. All candidates, including those recommended by shareholders, are evaluated on the same basis in light of the entirety of their credentials and the needs of the Board and us. Of particular importance are the candidate’s integrity and judgment, professional achievements and experience relevant to our business and strategic challenges, his or her potential contribution to the diversity and business judgment of the Board  and his or her willingness to devote adequate time to fulfill duties as a director.  Shareholders may submit their candidate recommendations to the attention of our Secretary at our principal executive office.

In addition to the criteria listed above, the Board believes it operates best when its membership reflects a diverse range of experiences and areas of expertise.  To this end, the following list of experience, qualifications, attributes or skills of each director nominee contributed to the Nominating Committee’s conclusion that each nominee is qualified to serve on the Board in light of our business and structure:

Director	Qualifications
John E. Mack
•      Management experience, including asset/liability management, corporate investments, insurable risk management, corporate governance and shareholder relations due to various positions with Bank of America and predecessor companies, NationsBank Corporation and NCNB Corporation
•      Expertise in public company accounting, disclosure and financial system management due to roles as Senior Managing Executive Officer and Chief Financial Officer of Shinsei Bank, Limited

Cary J. Claiborne
•      President, Chief Executive Officer and former Chief Financial Officer of the Company
•      Expertise in public company accounting, disclosure and corporate finance due to roles as Chief Financial Officer of Osiris Therapeutics and as Vice President of Financial Planning and Analysis at Constellation Energy, Home Depot Corp. and MCI
•      Experience in senior management of a startup public companies

David H. Goebel, Jr.
•      Chief Operating Officer of the Company
•      Held various leadership capacities at ExxonMobil and Mobil Corporation in various areas, including manufacturing engineering, supply chain, operations, marketing and sales
•      Experience in supply chain management, strategizing organizational and process changes, logistics, distribution and customer service

Douglas S. Perry
•      President of Davenport Power LLC, a privately-held developer of geothermal power projects
•      Experience working with start-up companies in the energy industry and projects to develop technology verification and commercialization strategies, improve business operations and obtain funding
•      Legal experience, including serving as Special Counsel/Attorney with the Securities and Exchange Commission’s Divisions of Corporation Finance and Enforcement

J. Robert Sheppard, Jr.
•      Experience in the energy industry and in financing energy-related projects companies due to positions with Bank of America, Nations Banc Capital Markets, Inc. and NationsBank Investment Banking
•      Managing Director of J.R. Sheppard & Company, LLC which provides consulting services relating to international infrastructure, capital markets, financing and risk management
•      Adjunct professor of finance teaching international project finance at the Moore School of Business at the University of South Carolina

COMMUNICATIONS WITH THE BOARD

We have not implemented a formal process relating to communications by shareholders and other interested parties with the Board. Nevertheless, we invite shareholders and other interested parties to communicate any concerns they may have about our company directly and confidentially with the non-management directors as a group by writing to the Independent Directors, c/o John E. Mack, New Generation Biofuels Holdings, Inc., 5850 Waterloo Road - Suite 140, Columbia, MD 21045.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board and Audit Committee adopted a Code of Business Conduct and Ethics (the “Code”) that applies to each of our directors, officers and employees. The Code is available to our shareholders on our website at www.newgenerationbiofuels.com. The Code sets forth our policies and expectations on a number of topics, including:

•	compliance with laws, including insider trading;

•	preservation of confidential information relating to our business and that of our clients;

•	conflicts of interest;

•	reporting of illegal or unethical behavior or concerns regarding accounting or auditing practices;

•	corporate payments;

•	corporate opportunities; and

•	the protection and proper use of our assets.

We have also established and implemented formal “whistleblower” procedures for receiving and handling complaints from employees. As discussed in the Code, we encourage our employees to promptly report illegal or unethical behavior as well as questionable accounting or auditing matters and other accounting, internal accounting controls or auditing matters on a confidential, anonymous basis to their supervisors. Any concerns regarding accounting or auditing matters reported will be communicated to the Audit Committee. The Audit Committee intends to review the Code on an annual basis, and the Board will review and act upon any proposed additions or amendments to the Code as appropriate.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership Structure

The Board does not have a formal policy on separating the roles of Chairman of the Board and Chief Executive Officer and, if separate, whether the Chairman of the Board should be a non-employee director or an employee. The Board believes that no single, one-size fits all, board leadership model is universally or permanently appropriate.  The Board prefers to retain the flexibility to structure its leadership from time to time in any manner that is in the best interests of the Company and its shareholders.

We currently separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles and in the individuals serving in each role. The Chief Executive Officer is responsible for setting the strategic direction for the Company, and the non-executive Chairman of the Board leads board meetings and provides general strategic advice to the Board, Chief Executive Officer and management team. In recognition of Mr. Claiborne’s experience and expertise in management positions in small, emerging growth companies and Mr. Mack’s independence and management and financial experience in various public companies, they serve as our Chief Executive Officer and non-executive Chairman, respectively.

Board’s Role in Risk Oversight

The Board is responsible for consideration and oversight of risks facing the Company, and is responsible for ensuring that material risks are identified and managed appropriately. As set forth in the audit committee charter, the Audit Committee periodically meets with management and the independent accountants about significant risks or exposures, including financial statement risks, the Company’s processes for identifying, assessing and disclosing such risks, the steps management has taken to minimize such risk to the Company and the disclosures made regarding such risks. The Audit Committee also oversees related party transactions.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers. Officers are elected by and serve at the discretion of our Board of Directors.

Name	Age	Position

Cary J. Claiborne	49	President, Chief Executive Officer and Director

Dane R. Saglio	52	Chief Financial Officer and Secretary

Andrea Festuccia	38	Chief Technology Officer

David H. Goebel, Jr.	50	Chief Operating Officer and Director

Connie L. Lausten, P.E.	42	Vice President, Regulatory and Legislative Affairs

Philip R. Cherry, Jr.	47	Vice President, Engineering and Operations

Set forth below are the descriptions of the backgrounds of each of our executive officers, other than Mr. Claiborne and Mr. Goebel, whose positions and backgrounds are described above under “Proposal 1 – Election of Directors.”

Dane R. Saglio has served as our Chief Financial Officer since March 2010.  Mr. Saglio previously owned his own consulting firm which provided business and management advisory services to emerging private companies in the areas of strategic planning, including exit strategies, transaction evaluation, capital structure, corporate governance, and financial and business operations evaluation. Prior to that, Mr. Saglio was the Chief Financial Officer of EntreMed, Inc. having joined the company in April 2000 as Corporate Controller and then served as Chief Financial Offer from February 2003 through December 2008.  Mr. Saglio holds a bachelor of science degree in business administration from the University of Maryland.  Mr. Saglio is also a Certified Public Accountant.

Andrea Festuccia has served as Chief Technology Officer since April 2006. Currently, Mr. Festuccia is Partner, Technical Director and member of the Board of Directors of IGEAM S.r.l. (since February 2009), a private Italian company with about 100 employees engaged in consulting environmental and safety problems where he has worked since June 1999. Prior to his current position with IGEAM S.r.l., Mr. Festuccia was the Director of the B.U. “Environment and Territory” at IGEAM S.r.l.. Mr. Festuccia was Adjunct Professor of General and Inorganic Chemistry with the University of “La Tuscia” of Viterbo from 1999 to 2000. Mr. Festuccia was a former Technical Director and member of the Board of Directors of 3TI Progetti Italia (from July 2004 to January 2009). Mr. Festuccia is currently an external consultant with the University “La Sapienza” of Rome, a position that he has held since 2001. He also worked as an external expert for the Minister of Foreign Affairs of Italy-Farnesina from 2002-2004 and as Technical Director of Ecosystems S.r.l. from 2002 to present. He is the Chairman of the Board of Directors of OPT SENSOR, a private Italian company dealing with R&D for electronic equipments to measure chemical/physical parameters, a spin-off company of University “La Sapienza” of Rome. He is also the CEO of BART-Biotechnology and Recovery Technologies, a small private Italian company engaged in biotechnology. In October 1996, he received a degree in chemical engineering and subsequently, in 2007, his doctor of philosophy degree in chemical engineering from the University of Rome - “La Sapienza”.

Connie L. Lausten, P.E. has served as our Vice President of Regulatory and Legislative Affairs since May 2007. From 2003 to 2007, Ms. Lausten served as Manager of Federal Affairs for National Grid USA, one of the world's largest utilities.  Ms. Lausten also has served at the Federal Energy Regulatory Commission and in the United States House of Representatives Government Reform Committee, subcommittee for Energy Policy, Natural Resources & Regulatory Affairs. Ms. Lausten is a Licensed Professional Engineer and received a master of science degree and a bachelor of science degree in mechanical engineering from the University of Minnesota.

            Philip R. Cherry, Jr. has served as our Vice President of Engineering and Operations since June 2008. Mr. Cherry was previously employed by the ethanol producer VeraSun Energy from 2007 through May 2008 as Director of Operations, Start-Up / Shut Down Support Systems where he was responsible for the commissioning, initial operation and annual maintenance shutdowns of a fleet of ethanol facilities. Prior to joining VeraSun, Mr. Cherry worked for U.S. BioEnergy providing contract management to ethanol facility owners. Mr. Cherry was also President of The O-H Group from 2003 through 2006, providing project management and technical consulting services to renewable fuel producers. Additionally, for nine years Mr. Cherry worked for Mobil Oil Corporation in a variety of process and scientific roles. Mr. Cherry holds a bachelor of science degree in chemistry from Chapman University. He is a member of the American Chemical Society, American Coalition for Ethanol, and the California Biomass Collaborative.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our capital stock as of May 18, 2010 by:

•	Each of our directors;

•	Each of our named executive officers;

•	All of our directors and executive officers as a group; and

•	Each person known by us to beneficially own more than 5% of our outstanding common stock.

Under SEC rules, beneficial ownership includes any shares of common stock which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentage of beneficial ownership is calculated based on 35,889,160 shares of our common stock outstanding as of May 18, 2010. In calculating the number of shares beneficially owned and the percentage ownership, shares of common stock subject to Preferred Stock conversion rights (including accrued dividends), options or warrants held by that person that are currently exercisable or convertible or become exercisable or convertible within 60 days after May 18, 2010 are deemed outstanding even if they have not actually been exercised or converted. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that all persons named in this table have sole voting power and investment power over all the shares beneficially owned by them.

Security Ownership of Management and Directors:

Title of Class	Name Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class
Common Stock	Lee S. Rosen	2,595,272	(2)	6.9
Common Stock	Cary J. Claiborne	1,058,177	(3)	2.9
Common Stock	David A. Gillespie	1,378,712	(4)	3.7
Common Stock	David H. Goebel, Jr.	572,452	(5)	1.6
Common Stock	Steven F. Gilliland	200,000	(6)	**
Common Stock	John E. Mack	211,051	(7)	**
Common Stock	Douglas S. Perry	–		**
Common Stock	J. Robert Sheppard, Jr.	200,000	(8)	**
Common Stock	Directors and executive officers as a group (12 people)	8,139,188		19.6

Other Shareholders:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)
Common Stock	Ferdinando Petrucci Via Stazione, 133A, Arce Frosinone, Italy	2,874,812	(9)	8.0

Common Stock	Robbins Capital Partners, L.P. T. Robbins Capital Management, LLC Todd B. Robbins 100 First Stamford Place, 6th Floor East Stamford, Connecticut 06902	2,935,000	(10)	8.2

Common Stock	2020 Energy, LLC Abraham Jacobi 2600 N. Central Avenue Phoenix, Arizona 85004	9,501,300	(11)	24.9

(footnotes continue on following page)

(1)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after May 18, 2010, by the exercise of any warrant, stock option or other right. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)
Consists of: a) 723,711 shares of common stock as to which Mr. Rosen has sole voting and investment power, b) 12,500 shares of common stock issuable upon the conversion of 500 shares of Series A Preferred Stock, c) 6,250 shares common stock issuable upon the exercise of 6,250 warrants, d) 3,352 shares of common stock from accrued but unissued dividends on Series A Preferred Stock and e) 1,849,459 shares issuable pursuant to options exercisable within 60 days of May 18, 2010.  Excludes 2,090,000 shares of common stock owned by the Lee Rosen 2006 Irrevocable Trust I as to which Mr. Rosen holds no sole or shared voting or investment power and disclaims beneficial ownership.

(3)
Consists of: a) 121,609 shares of common stock as to which Mr. Claiborne has sole voting and investment power, b) 273,178 shares of unvested restricted stock as to which Mr. Claiborne has sole voting power, c) 17,000 shares of common stock issuable upon the conversion of 510 shares of Series B Preferred Stock, d) 4,250 shares common stock issuable upon the exercise of 4,250 warrants, e) 3,126 shares of common stock from accrued but unissued dividends on Series B Preferred Stock as to which Mr. Claiborne has sole voting and investment power and f) 639,014 shares issuable pursuant to options exercisable within 60 days of May 18, 2010.

(4)
Consists of: a) 100,000 shares of common stock as to which Mr. Gillespie has sole voting and investment power, b) 6,250 shares of common stock issuable upon the initial conversion of 250 shares of Series A Preferred Stock, c) 3,125 shares of common stock issuable upon the exercise of 3,125 warrants, d) 4,711 shares of common stock from accrued but unissued dividends on Series A Preferred Stock as to which Mr. Gillespie has sole voting and investment power and e) 1,267,711 shares issuable pursuant to options exercisable within 60 days of April 1, 2010.  These holdings are based on the Company’s stock records for Mr. Gillespie as of the date of his separation agreement, or March 24, 2009.

(5)
Consists of: a) 25,782 shares of common stock as to which Mr. Goebel has sole voting and investment power, b) 267,657 shares of unvested restricted stock as to which Mr. Goebel has sole voting power, and c) 279,013 shares issuable pursuant to options exercisable within 60 days of May 18, 2010.

(6)	Consists of: 200,000 shares issuable pursuant to options exercisable within 60 days of May 18, 2010.

(7)
Consists of: a) 200,000 shares issuable pursuant to options exercisable within 60 days of April 1, 2010, b) 6,250 shares of common stock issuable upon the initial conversion of 250 shares of Series A Preferred Stock, c) 3,125 shares of common stock issuable upon the exercise of 3,125 warrants and d) 1,636 shares from accrued but unissued dividends on Series A Preferred Stock as to which Mr. Mack has sole voting and investment power.

(8)	Consists of: 200,000 shares issuable pursuant to options exercisable within 60 days of May 18, 2010.

(9)
Consists of: 2,874,812 shares of common stock of which Mr. Petrucci has sole voting and investment power.  Mr. Petrucci has partnered with Mr. Jacobi to form PTJ Bioenergy Holdings, Ltd., an entity that is the licensor (by assignment from Mr. Petrucci) under our Exclusive License Agreement for our biofuel technology.

(10)
Based upon the Schedule 13G/A filed with the SEC on February 16, 2010, Robbins Capital Partners, L.P., T. Robbins Capital Management, LLC and Todd B. Robbins (collectively, the “Reporting Persons”), are the beneficial owners of 2,935,000 shares of our common stock consisting of: a) 2,125,000 shares of common stock and b) 810,000 shares of common stock issuable upon the exercise of 810,000 warrants.  The Reporting Persons together have shared power to vote or direct the vote and shared power of disposition of 2,935,000 shares.

(11)
2020 Energy LLC is the record owner of 9,501,300 shares of our common stock, including 7,301,300 shares of common stock and 2,200,000 shares of common stock issuable upon the exercise of 2,200,000 warrants.  As the sole member, Abraham Jacobi has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of the securities.  Mr. Jacobi has partnered with Mr. Petrucci to form PTJ Bioenergy Holdings, Ltd., an entity that is the licensor (by assignment from Mr. Petrucci) under our Exclusive License Agreement for our biofuel technology.

** Less than 1%

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such reporting persons are required by rules of the SEC to furnish us with copies of all Section 16(a) reports they file.

All Section 16(a) filings required by any directors and executive officers and holders of more than 10% of the Company’s common stock during the fiscal year ended December 31, 2009 were filed on time except for the following:

•	a Form 4 was filed by Mr. Claiborne which reported common stock issued on December 1, 2009, pursuant to Mr. Claiborne’s employment agreement;

•
a Form 4 was filed by Mr. Claiborne which reported the issuance of common stock and options on March 18, 2009 and the subsequent partial cancellation of the common stock and options on August 7, 2009 pursuant to the terms of the Employee Compensation Restructuring Plan;

•	a Form 4 was filed by Mr. Claiborne which reported restricted stock issued on April 9, 2009 and approved by the shareholders on May 27, 2009;

•
a Form 4 was filed by Mr. Rosen which reported the issuance of common stock and options on March 18, 2009, the subsequent partial cancellation of the common stock and options on August 7, 2009 pursuant to the terms of the Employee Compensation Restructuring Plan and the time-based and performance-based options issued pursuant to Mr. Rosen’s employment agreement executed on July 23, 2009;

•	a Form 3 was filed by Mr. Goebel on September 15, 2009, which reporting his initial holdings;

•
a Form 4 was filed by Mr. Goebel which reported the issuance of common stock and options on March 18, 2009, the subsequent partial cancellation of the common stock and options on August 7, 2009 pursuant to the terms of the Employee Compensation Restructuring Plan and the issuance of stock options on September 9, 2009.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	4,361,585	(1)	$1.90	959,160

Equity compensation plans not approved by security holders	6,334,260	(2)	$3.55	N/A

Total	10,695,845		$2.88	959,160

(1)
Consists of, as of December 31, 2009: (i) an aggregate of 761,013 presently exercisable and 1,538,907 presently unexercisable options issued to our named executive officers and directors under individual written option agreements, (ii) an aggregate of 767,165 presently exercisable and 1,084,500 presently unexercisable options issued to our employees under individual written option agreements, and (iii) an aggregate of 60,000 presently exercisable and 150,000 presently unexercisable non-employee options issued to consultants of the Company.

(2)
Consists of, as of December 31, 2009: (i) an aggregate of 3,561,371 presently exercisable and 315,000 presently unexercisable options issued to our named executive officers and directors under individual written employment and/or option agreements, (ii), an aggregate of 841,889 presently exercisable and 85,000 presently unexercisable employee options issued to our employees under individual written option agreements and (iii) an aggregate of 81,000 presently exercisable and 1,450,000 presently unexercisable non-employee  options issued to consultants of the Company.

TRANSACTIONS WITH RELATED PARTIES

CERTAIN RELATED PARTY TRANSACTIONS

There have been no material transactions, series of similar transactions or currently proposed transactions during 2009 in which we or our subsidiary was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years and in which any director or executive officer or any security holder who is known to us to own of record or beneficially more than 5% of our common stock, or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons, had a direct or indirect material interest, other than the following:

2020 Energy, LLC

In March 2009, the Board of Directors unanimously approved an investment by our largest shareholder, 2020 Energy, LLC (“2020 Energy”), on the same terms offered to other investors in our March 2009 private placement of common stock and warrants.  In this private placement, 2020 Energy invested $1,600,000 to purchase 2,000,000 shares of our common stock at a price of $0.80 per share and warrants, exercisable after six months, to purchase 2,000,000 shares at an exercise price of $0.90 per share. Before this investment, 2020 Energy had purchased 5,301,300 shares of our common stock from Global Energy Holdings Group, Inc. (formerly Xethanol Corporation).

On April 30, 2010, we completed a private placement of 90-day secured convertible notes and warrants, raising approximately $700,000 in gross proceeds and approximately $630,000 in net proceeds, after deducting finders’ fees.   The securities were issued pursuant to a Note and Warrant Purchase Agreement, dated April 30, 2010, between the Company and two purchasers.  The Notes are secured by (1) a first-priority security interest in our assets at our leased Baltimore biofuel production plant and (2) a pledge of a number of shares of our common stock held by 2020 Energy LLC, our largest shareholder, equal to 120% of the maximum aggregate principal amount of the Notes divided by the consolidated closing bid price of our common stock on the Nasdaq Capital Market immediately prior to entering into binding agreements for this transaction.  Pursuant to a Reimbursement Agreement between us and 2020 Energy, if an event of default occurs under the Notes and remains uncured and the noteholders exercise their rights against the pledged shares from 2020 Energy, we have agreed to reimburse 2020 Energy by issuing to 2020 Energy a number of shares equal to the pledged shares, to the extent permissible by Nasdaq rules.  The transaction was reviewed by our independent directors and unanimously approved by the Board. See our Current Report on Form 8-K dated May 6, 2010 for additional details relating to this private placement.

2020 Energy now owns 7,301,300 shares of our common stock, representing approximately 20.3% of our outstanding shares as of May 18, 2010. Abraham Jacobi, the sole member of 2020 Energy, has partnered with Ferdinando Petrucci, the inventor of our proprietary biofuel technology, to form PTJ Bioenergy Holdings, the licensor (by assignment from Mr. Petrucci) of our technology. Mr. Petrucci owns approximately 8.0% of our outstanding common stock, as of May 18, 2010.

Separation Agreement  of Lee S. Rosen

In connection with Lee S. Rosen’s resignation on May 7, 2010, the board of directors negotiated and executed a Separation Agreement, between the Company and Mr. Rosen (the “Separation Agreement”). The Separation Agreement was unanimously approved by the Compensation Committee. Under the Separation Agreement, Mr. Rosen is entitled to the following:

•	$95,000 in cash, less standard deductions and withholding;
•
the right to receive an additional $105,000, at the election of Mr. Rosen, in the form of (i) a note issued by the Company with a maturity date of three years from date of issuance and an interest rate equal to the interest rate of a three-year United States Treasury Note plus 2.0% on the date of issuance and other customary terms and conditions; or (ii) a number of shares of the Company’s common stock equal to the amount of the cash election divided by the closing price of the Company’s common stock on the Nasdaq Capital Market on the election date.  Mr. Rosen may make this election before one (1) business day following the Release Effective Date under the Separation Agreement, which will be no earlier than May 14, 2010;

•
accelerated vesting on certain time-based stock options and stock grants under Mr. Rosen’s previous Amended and Restated Employment Agreement with the Company, dated July 23, 2009 (the “Employment Agreement”),  consisting of (1) options to purchase 104,353 shares of the Company’s common stock; and (2) 260,833 shares of the Company’s common stock;

•	accelerated vesting on a certain previously granted three-year restricted stock grants, consisting of 226,316 shares of the Company’s common stock;
•
upon receipt of shareholder approval to issue sufficient available shares under the Company’s Omnibus Incentive Plan, (i) accelerated vesting on additional time-based options to purchase 208,707 shares of the Company’s common stock (the “Conditional Options”) and (ii) issuance of additional common stock grants consisting of 521,677 shares of the Company common Stock less the number of shares equal to $105,000 divided by the closing price of the Company’s common stock on the Nasdaq Capital Market on the election date (the “Conditional Stock Grant”).  The Conditional Options and Conditional Stock Grant were granted under Mr. Rosen’s previous Employment Agreement;

•	18 months of reimbursement for COBRA premiums in order to provide health and life insurance benefits at least equal to those provided at the time of separation; and
•	other accrued amounts under the Employment Agreement, as of May 7, 2010.

The Company has not registered, and is under no obligation to register, the stock grants or the shares underlying the stock options provided under the Separation Agreement.

Separation Agreement  of David A. Gillespie

In connection with the resignation of David A. Gillespie as President, Chief Executive Officer and a Director in March 2009, the Compensation Committee and the Board unanimously approved a separation agreement with Mr. Gillespie that included the following material terms:

•
we paid Mr. Gillespie $50,000 in cash upon execution of the separation agreement (after the expiration of any required waiting periods) and an additional $50,000 in cash after raising $1.5 million in additional financing, in lieu of certain other cash amounts that may have been owed to Mr. Gillespie;

•	we issued Mr. Gillespie 100,000 shares of restricted common stock;
•	we deemed 67% of Mr. Gillespie’s 400,000 performance-based options for 2008 to be vested (which reflects the percentage of the 2008 Performance Goals met by all employees); and
•	both parties signed certain customary releases.

INDEBTEDNESS OF MANAGEMENT

No officer, director or security holder known to us to own of record or beneficially more than 5% of our common stock or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons is indebted to us.

TRANSACTIONS WITH PROMOTERS

We did not expressly engage a promoter at the time of its formation. We have used selling agents and consultants from time to time. The terms of those arrangements have been disclosed in previous filings with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table presents information concerning compensation for each of our named executive officers for services in all capacities during the years indicated:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

David A. Gillespie (4)	2009	75,537	–	87,000	–	–	100,000	262,537
Former President &	2008	240,000	–	240,000	–	80,313	–	560,313
Chief Executive Officer	2007	240,000	–	–	–	120,000	–	360,000

Lee S. Rosen	2009	156,000	190,000	1,001,475	916,819	–	7,302	2,272,086
Chairman of the Board	2008	180,000	–	–	–	–	–	180,000
	2007	180,000	–	–	–	120,000	–	300,000

Cary Claiborne (4)	2009	211,716	–	262,114	1,109,912	27,405	10,105	1,621,252
President and CEO	2008	225,000	–	44,110	–	75,294	–	344,404
	2007	18,750	–	25,000	2,265,675	4,204	–	2,313,629

David H. Goebel (5)	2009	173,230	–	100,321	296,581	32,480	8,062	610,674
Chief Operating Officer

(1)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to restricted stock and stock option awards granted to our Named Executive Officers. For more information concerning the assumptions used for these calculations, please refer to the notes to the financial statements contained in the 2007, 2008 and 2009 Annual Reports on Form 10-K.

(2)	Represents the performance-based cash bonuses earned by each Named Executive Officer in each respective year.

(3)
Represents the “gross-up” amount we paid on behalf of each Named Executive Officer for the payment of employment taxes due upon the vesting of their restricted stock. The amount for Mr. Gillespie represents the severance payment paid to him pursuant to his separation agreement.

(4)
Mr. Gillespie resigned as President, Chief Executive Officer and Director, effective March 16, 2009.  Mr. Gillespie was replaced by Mr. Claiborne, who was appointed by the board of directors to President, Chief Executive Officer and Director and who retained his role as Chief Financial Officer until March 2010.

(5)	Mr. Goebel was appointed as Chief Operating Officer in July 2009.

Performance Goals

The Compensation Committee sets performance goals each year to prospectively align financial rewards for management with overall corporate and shareholder objectives.  The performance goals provide a basis for the Compensation Committee and management to objectively measure achievement of these objectives and to pay  or grant performance-based incentive compensation under various employment agreements and our Management Equity Compensation Plan.  Each performance goal is assigned a weighting based on its relative importance, and some goals were assigned minimum thresholds below which no credit for performance is recognized.  Some performance goals apply collectively to all our employees, and some goals apply only to our Chairman and our Chief Executive Officer.

2009 Performance Goals

For fiscal year 2009, the Compensation Committee adopted performance goals relating to:

Management Team

•	Executing signed sales contracts for a minimum quantity of gallons of biofuel; and

•	achieving customer satisfaction shown through reorders, responses to customer surveys and other feedback.

Chairman and Chief Executive Officer

•	achieving management team’s performance goals; and

•	raising sufficient capital to execute our business plan.

In February 2010, the Compensation Committee reviewed the 2009 performance goals and determined that 46.4% of the 2009 performance goals were met for the management team and 23.2% of the performance goals were met for the Chairman and Chief Executive Officer. See the “Summary Compensation Table” for further information on the non-equity incentive compensation earned in 2009.  The following table sets forth the equity grants based on the 2009 performance goals which were approved on March 6, 2010:

		2009 Equity Awards
Name	“Target” Total Shares	Options	Stock	Total
David A. Gillespie	–	–	-	–
Lee S. Rosen	427,713	36,303	62,926	99,229
Cary J. Claiborne	602,432	64,682	75,082	139,764
David H. Goebel	315,479	51,040	95,342	146,382

Management Equity Compensation Plan

In May 2008, the Compensation Committee approved a Management Equity Compensation Plan (the “Equity Compensation Plan”) to ensure that equity remains a significant component of management compensation, to align employee and shareholder interests by providing opportunities for employees to own our common stock and to motivate and retain key employees with multi-year equity incentives. The Equity Compensation Plan generally contemplates annual restricted stock and option grants based on achieving certain performance targets and vesting annually over three years. The amount of each award is relative to an employee’s total compensation and based on the individual’s ability to affect our results, with higher level positions generally receiving grants equal to a greater percentage of their compensation than lower level positions. In 2010, we issued 744,781 restricted shares and options under the Equity Compensation Plan to certain employees based on achieving certain 2009 performance targets. The number of restricted shares granted was calculated based on the dollar value of the award divided by the closing price of our common stock on the Nasdaq Stock Market on the date the grant was approved by the Compensation Committee.

Employment and Separation Agreements

Cary J. Claiborne

Effective December 1, 2007, we entered into an employment agreement with Cary J. Claiborne to serve as our Chief Financial Officer. This agreement is similar to the employment agreements with our other senior executive officers. Under the employment agreement, Mr. Claiborne receives an initial salary of $18,750 per month and options to purchase 750,000 shares of our common stock at an exercise price of $4.00 per share, the fair market value of the our common stock on the grant date of December 1, 2007 and restricted stock in the amount of $75,000. The stock options consist of 300,000 time based options and 450,000 performance based options. The stock options and the restricted stock will vest incrementally through 2010. The options expire on December 1, 2017. The employment agreement provides for a relocation expense reimbursement of up to $50,000 and for participation in our executive bonus plan, with a maximum eligible bonus of 50% of base salary, subject to achieving certain performance targets. The agreement includes other customary terms, including participation in any incentive and benefit plans made available to executive officers. The employment agreement will automatically renew for successive one year periods unless we elect to terminate the agreement upon not less than 270 days notice prior to the expiration of the then current term.

Mr. Claiborne’s employment agreement provides that his employment may be terminated by the company upon death, disability, for “cause,” and “without cause” and that he can resign from us with or without good reason or retire. Upon Mr. Claiborne’s death, his employment will automatically terminate and (i) any vested options may be exercised on or before the expiration date of such options (payments made under this subsection (i) are referred to as “Equity Compensation”); and (ii) his legal representatives shall receive (A) his compensation that is earned but unpaid and (B) any other amounts or benefits owing to him under an employee benefit plan, long term incentive plan or equity plan (payments made under this subsection (ii) are collectively referred to as, the “Accrued Amounts”). If Mr. Claiborne’s employment is terminated without cause or by Mr. Claiborne for good reason, then he shall receive (i) his base salary and bonus, if any (with the achievement of bonus targets presumed), for the time period that is remaining under his employment agreement or 12 months, whichever amount is less; (ii) his Equity Compensation, including all unvested time vesting options and the next unvested tranche of performance vesting options; and (iii) his Accrued Amounts. If Mr. Claiborne’s employment is terminated because he is disabled, then he shall receive (i) his base salary, for the time period that is remaining under his employment agreement or six months, whichever amount is less; (ii) his Equity Compensation, including the next unvested tranche of performance vesting options; and (iii) his Accrued Amounts. If Mr. Claiborne’s employment is terminated by the company for “cause,” then he shall receive the Accrued Amounts and may exercise his vested options for a period of thirty days. If Mr. Claiborne resigns without good reason or retires then he shall receive the Accrued Amounts.

            Mr. Claiborne’s employment agreement also provide that in the event that a “Change of Control” (as defined in the agreement) of the company shall occur during the term of his employment agreement, and within 12 months thereafter his employment is terminated without cause or by him for good reason, then (1) his severance compensation will be as set forth above for termination without cause or by him for good reason, as the case may be, and (2) all his unvested time vesting options and performance vesting options will vest and remain exercisable for the balance of the option term.

Andrea Festuccia

On September 19, 2006, we entered into an amended and restated employment agreement with Dr. Festuccia to serve as the Chief Technology Officer for a term expiring on April 1, 2009, which is automatically extended for additional one-year terms unless notice of termination is given at least ninety days prior to the end of the term by either Dr. Festuccia or us.

The employment agreement of Dr. Festuccia provides that he will initially receive a fixed base salary at an annual rate of $150,000 and customary employee benefits. Dr. Festuccia’s employment agreement also provides that if the board of directors establishes an incentive compensation plan or a bonus plan, he will be eligible to participate in such incentive compensation plan and bonus plan. Dr. Festuccia’s agreement provides for a grant of 500,000 stock options at a price of $1.50 per share, of which 100,000 vest immediately and the balance vest, in two annual installments.

The employment agreement for Dr. Festuccia provides that such executive’s employment may be terminated by us upon death, disability, for “cause,” and “without cause” and that such executive can resign from with or without good reason or retire. Upon the executive’s death, his employment will automatically terminate and (i) any unvested equity compensation granted to such executive shall immediately vest and any vested options may be exercised on or before the earlier of (A) the expiration date of such options and (B) twelve months after such executive’s death (payments made under this subsection (i) are referred to as “Equity Compensation”); and (ii) the executive’s legal representatives shall receive (A) such executive’s compensation that is earned but unpaid and (B) any other amounts or benefits owing to such executive under an employee benefit plan, long term incentive plan or equity plan (payments made under this subsection (ii) are collectively referred to as, the “Accrued Amounts”). If Dr. Festuccia’s employment is terminated without cause, because such executive is disabled or if such executive resigns for good reason, then such executive shall receive (i) such executive’s base salary for the time period that is remaining under such executive’s employment agreement or six months, whichever amount is less; (ii) such executive’s Equity Compensation; and (iii) such executive’s Accrued Amounts. If Dr. Festuccia is terminated by us for “cause,” resigns without good reason or retires, then such executive shall receive the Accrued Amounts.

Each employment agreement requires the executive to adhere to our policy that (a) prohibits an executive from disclosing confidential information regarding us, and (b) confirms that all intellectual property developed by an executive and relating to our business constitutes the sole and exclusive property of us.

Lee S. Rosen

On July 23, 2009, we entered into an employment agreement with Mr. Rosen to serve as our Chairman of the Board. Under the employment agreement, Mr. Rosen received an initial annual base salary of $198,000, was eligible to earn an annual performance-based cash bonus of up to 50% of his annual salary and a special cash bonus of up to $160,000 for assistance and support in raising equity capital for the Company.  The Compensation Committee awarded $100,000 of the special cash bonus in July 2009, and such amount has been subtracted from any cash compensation payable based on the achievement of 2009 performance goals.  The Compensation Committee awarded the remaining $60,000 of such special cash bonus in February 2010.

In addition, Mr. Rosen’s employment agreement provided for a grant of 932,500 stock options at a price of $1.05, of which 150,000 vested immediately, 104,353 time-based options that vest on each of July 23, 2010 and July 23, 2011, 104,354 time-based options that vest on July 23, 2012 and 469,440 performance-based options that vest equally over three years beginning on December 31, 2009, if certain performance targets for such years are met.  Mr. Rosen’s agreement also provided for the grant of 782,500 shares of restricted stock, of which 260,833 shares vest on each of July 23, 2010 and July 23, 2011 and 260,834 that vest on July 23, 2012.  Of the 932,500 options and 782,500 shares of restricted stock granted under the employment agreement, 521,667 options and 521,667 shares are subject to shareholder approval of additional shares available under the Omnibus Incentive Plan.

Mr. Rosen resigned as our Chairman of the Board, effective May 7, 2010, and we entered into a separation agreement with Mr. Rosen under which his employment agreement was terminated, which included the following material terms:

•	$95,000 in cash, less standard deductions and withholding;

•
the right to receive an additional $105,000, at the election of Mr. Rosen, in the form of (i) a note issued by the Company with a maturity date of three years from date of issuance and an interest rate equal to the interest rate of a three-year United States Treasury Note plus 2.0% on the date of issuance and other customary terms and conditions; or (ii) a number of shares of the Company’s common stock equal to the amount of the cash election divided by the closing price of the Company’s common stock on the Nasdaq Capital Market on the election date.  Mr. Rosen elected to receive stock on May 17, 2010;

•
accelerated vesting on certain time-based stock options and stock grants under Mr. Rosen’s previous Amended and Restated Employment Agreement with the Company, dated July 23, 2009 (the “Employment Agreement”),  consisting of (1) options to purchase 104,353 shares of the Company’s common stock; and (2) 260,833 shares of the Company’s common stock;

•	accelerated vesting on a certain previously granted three-year restricted stock grants, consisting of 226,316 shares of the Company’s common stock;

•
upon receipt of shareholder approval to issue sufficient available shares under the Company’s Omnibus Incentive Plan, (i) accelerated vesting on additional time-based options to purchase 208,707 shares of the Company’s common stock (the “Conditional Options”) and (ii) issuance of additional common stock grants consisting of 521,677 shares of the Company common Stock less the number of shares equal to $105,000 divided by the closing price of the Company’s common stock on the Nasdaq Capital Market on the election date (the “Conditional Stock Grant”).  The Conditional Options and Conditional Stock Grant were granted under Mr. Rosen’s previous Employment Agreement;

•	18 months of reimbursement for COBRA premiums in order to provide health and life insurance benefits at least equal to those provided at the time of separation; and

•	other accrued amounts under the Employment Agreement, as of May 7, 2010.

David A Gillespie

Mr. Gillespie resigned as our President, Chief Executive Officer and Director, effective March 16, 2009. On March 24, 2009, we entered into a separation agreement with Mr. Gillespie under which his employment agreement was terminated, which included the following material terms:

•
we paid Mr. Gillespie $50,000 in cash upon execution of the separation agreement (after the expiration of any required waiting periods) and an additional $50,000 in cash after raising $1.5 million in additional financing, in lieu of certain other cash amounts that may have been owed to Mr. Gillespie;

•	we issued Mr. Gillespie 100,000 shares of restricted common stock;

•	we deemed 67% of Mr. Gillespie’s 400,000 performance-based options for 2008 vested (which reflects the percentage of the 2008 Performance Goals met by all employees); and

•	both parties signed certain customary releases.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
David A. Gillespie (3) President & Chief Executive Officer	–	–		–	–	–	–

Lee S. Rosen	1,500,000	-		1.50	9/15/2016	150,000	118,500
Chairman of the Board	150,000	260,833	(4)	1.05	7/22/2019
	22,500	–		0.90	3/17/2019

Cary J. Claiborne (3)	393,660	315,000	(5)	4.00	11/30/2017	122,461	96,744
President, Chief Executive Officer &	–	911,406	(6)	1.25	05/26/2019
Chief Financial Officer	30,672	–		0.90	3/17/2019

David H. Goebel, Jr.	183,464	_		6.00	9/16/2017	48,697	38,471
Chief Operating Officer	24,509	–		0.90	3/17/2019
	–	300,000	(7)	0.91	9/8/2019

(1)
For Messrs. Rosen and Goebel, the 150,000 and 48,697 shares of unvested restricted stock, respectively, vests equally on April 9, 2010, 2011 and 2012.  For Mr. Claiborne, the 1,991 shares of unvested restricted stock vests equally on May 2010 and 2011 and 120,470 shares vest equally on April 9, 2010, 2011 and 2012.

(2)	Market value based on $0.79, the closing price of our common stock on the Nasdaq Capital Market on December 31, 2009.

(3)
Mr. Gillespie resigned as President, Chief Executive Officer and Director, effective March 16, 2009.  The Board of Directors has appointed Mr. Claiborne as President, Chief Executive Officer and Director and he has retained his role as Chief Financial Officer.

(4)
Of the 260,833 options to purchase common stock, 104,353 are time-based options which vest on July 23, 2010 and 156,480 are performance based options which vest contingent upon the achievement of certain performance targets determined at the end of December 31, 2009.

(5)
Of the 315,000 options to purchase common stock, 65,000 are time-based options and 250,000 are performance based options.  The time based options vest on December 1, 2010 and the 125,000 performance based options vest upon the achievement of certain financial targets determined at the end of December 31, 2009 and December 31, 2010.

(6)
Of the 911,406 options to purchase common stock, 450,000 are time-based options vest in three equal installments on each o f April 9, 2010, April 9, 2011 and April 9, 2012 and 461,406 are performance-based options which vest equally, contingent upon the achievement of certain financial targets determined at the end of December 31, 2009, December 31, 2010 and December 31, 2011.

(7)
The 300,000 options to purchase common stock include 120,000 time-based options which vest in three equal installments beginning on September 9, 2010 and 180,000 performance-based options which vest equally over three years, contingent upon the achievement of certain financial targets.

DIRECTOR COMPENSATION

We pay our directors for their attendance and participation at board and committee meetings.  We pay cash compensation to the non-executive directors according to the following schedule. In addition, we reimburse our directors for their out-of-pocket expenses.

Description	Compensation
Annual retainer for board membership	$20,000
Annual retainer for committee membership (retainer paid for each committee membership held)	$3,000
Annual retainer for serving as committee chairman (other than Audit) [1] (retainer paid for each chair position held)	$5,000
Annual retainer for Audit Committee chairman [1]	$10,000
Meeting fee for board and committee meeting attendance (including in person and telephonic meetings but not board consents)	$1,000 per meeting

(1)	Directors who are paid a committee chair retainer are not also paid a committee membership retainer.

The following table summarizes the compensation earned by our non-executive directors for their service as members of the Board of Directors during 2009.

Name and Principal Position	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Phillip E. Pearce (3)	57,833	115,264	173,097
John E. Mack	75,000	115,264	190,264
J. Robert Sheppard, Jr.	67,583	115,264	182,847
Steven Gilliland (4)	68,250	115,264	183,514

(1)	Includes annual retainers for board and committee membership earned or paid during fiscal year 2009.

(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(3)	Represents the amount earned or paid prior to Mr. Pearce’s death on October 22, 2009.

(4)	Mr. Gilliland resigned as a director on February 25, 2010.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, some brokers with account holders who are our shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker.

You may also request an additional proxy statement and annual report by sending a written request to:

New Generation Biofuels Holdings, Inc.
5850 Waterloo Road - Suite 140
Columbia, MD 21045

Shareholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors does not intend to present to the annual meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board of Directors

Cary J. Claiborne
President and Chief Executive Officer

Dated: June 4, 2010

NEW GENERATION BIOFUELS HOLDINGS, INC.
VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 7, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

5850 Waterloo Road - Suite 140
Columbia, MD 21045	ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by NEW GENERATION BIOFUELS HOLDINGS, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 7, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NEW GENERATION BIOFUELS HOLDINGS, INC., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NGENB1	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ..		DETACH AND RETURN THIS PORTION ONLY

NEW GENERATION BIOFUELS HOLDINGS, INC.

1.	Election of Five Directors		For	Withhold	For All	To withhold authority to vote for any individual
			All	All	Except	nominee(s), mark “For All Except” and write the
	Nominees:					number(s) of the nominee(s) on the line below.
(01) John E. Mack (04) Douglas S. Perry
	(02) Cary J. Claiborne (05) James R. Sheppard, Jr		O	O	O
(03) David H. Goebel, Jr.

								For	Against	Abstain

2.	Ratify the appointment of Reznick Group, P.C. as independent registered public accounting firm.							O	O	O

3.	Amend the Company’s Omnibus Incentive Plan to increase the number of shares of common stock available for issuance under the plan from 6,400,000 to 10,000,000.							O	O	O

4.
Authorize the Company to issue to a strategic partner from China, Regent Trend Investment Ltd., up to 25,000,000 million shares of common stock or convertible securities for aggregate consideration of not more than $20,000,000 in cash at a price not less than 80%, but not less than $0.80 per share, of the market price at the time of issuance in accordance with Nasdaq Marketplace Rules 5635(b) and 5635(d).
								O	O	O

5.
Authorize the Company to issue up to 15,000,000 million shares of common stock or convertible securities for aggregate consideration of not more than $15,000,000 in cash at a price not less than 80% of the market price at the time of issuance in accordance with Nasdaq Marketplace Rule 5635(d).
								O	O	O

NOTE: In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated.			O

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

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PROXY NEW GENERATION BIOFUELS HOLDINGS, INC. 5850 WATERLOO ROAD - SUITE 140, COLUMBIA, MD 21045 SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Joseph N. Fasciglione and Dane R. Saglio, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all shares of common stock, Series A Preferred Stock and Series B Preferred Stock (on an as converted basis) of New Generation Biofuels Holdings, Inc. held of record by the undersigned on May 24, 2010 at the 2010 Annual Meeting of Shareholders to be held on July 8, 2010 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

Address change/comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)